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                                                                   EXHIBIT 5.01

               [LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE]


                               February 13, 1998


Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas 76102

Ladies and Gentlemen:

        We have acted as counsel to Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 9,200,000 6-3/4% Series A Convertible Cumulative Preferred Shares of beneficial interest of the Company (including 1,200,000 of such preferred shares issuable pursuant to an overallotment option), par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-38071), including the prospectus, the prospectus supplement and all amendments, exhibits and documents related thereto (collectively, the "Registration Statement"), and with the proposed sale of the Shares in accordance therewith.

        Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that the Shares have been duly authorized for issuance by the Company, and that, upon issuance and delivery in accordance with the purchase agreement referred to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Shaw, Pittman, Potts & Trowbridge under the caption "Legal Matters" in the prospectus and the prospectus supplement.

                                        Very truly yours,

                                        /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE
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                                        SHAW, PITTMAN, POTTS & TROWBRIDGE